Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Techpoint, Inc.

San Jose, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-229234, 333-224014 and 333-221096) of Techpoint, Inc. of our report dated March 15, 2019, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California

March 15, 2019